UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2021

CUSTOM TRUCK ONE SOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Independence Ave Kansas City, Missouri	64125
(Address of principal executive offices)	(Zip code)

816-241-4888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	CTOS	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	CTOS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted below under Item 5.07, at the annual meeting of stockholders of Custom Truck One Source, Inc. (the “Company”) held on July 8, 2021, the Company’s stockholders, upon the recommendation of the Board of Directors of the Company, approved the amendment and restatement of the Company’s Amended and Restated 2019 Omnibus Incentive Plan (as amended and restated, the “Plan”), which had been previously approved by the Board of Directors, subject to the approval by stockholders. The Plan amends and restates the Company’s existing Amended and Restated 2019 Omnibus Incentive Plan in its entirety.

The Plan, among other things, increases the number of shares of the Company's common stock that may be issued thereunder by 8,500,000 shares from 6,150,000 shares to 14,650,000 shares. The Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash based awards.

A more detailed description of the material terms of the Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on June 10, 2021 (the “Proxy Statement”), and such description is hereby incorporated by reference herein. The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the Plan and are qualified by reference to the text of the Plan, which is included as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 8, 2021, the Company held an annual meeting of stockholders to vote on the following proposals, as described in more detail in the Company's definitive proxy statement on Schedule 14A filed with the SEC on June 10, 2021:

Proposal One: To elect three Class B directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified. In accordance with the voting results listed below, each of the nominees was elected as a Class B director.

Nominee	For	Withheld	Broker Non-Votes
Marshall Heinberg	201,426,481	671,944	5,036,825
Louis Samson	199,075,285	3,023,140	5,036,825
David Wolf	198,989,973	3,108,452	5,036,825

Proposal Two: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021. In accordance with the voting results listed below, the appointment of Ernst & Young LLP was ratified by stockholders.

For	Against	Abstain	Broker Non-Votes
207,110,419	12,711	12,120	–

Proposal Three: To approve an amendment and restatement of the Company’s Amended and Restated 2019 Omnibus Incentive Plan. In accordance with the voting results listed below, the amendment and restatement of the Company’s Amended and Restated 2019 Omnibus Incentive Plan was approved by stockholders.

For	Against	Abstain	Broker Non-Votes
197,233,150	4,859,404	5,871	5,036,825

Proposal Four: To approve, on an advisory basis, the compensation of the Company’s named executive officers for 2020. In accordance with the voting results listed below, the compensation of the Company’s named executive officers was approved by stockholders.

For	Against	Abstain	Broker Non-Votes
201,413,095	374,965	310,365	5,036,825

Proposal Five: To indicate, on an advisory basis, the preferred frequency of future advisory votes on the compensation of the Company’s named executive officers. In accordance with the voting results listed below, stockholders selected “every three years” as the preferred frequency of future advisory votes on the compensation of the Company’s named executive officers.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
6,249,280	8,624	195,837,811	2,710	5,036,825

Based on the voting results above, the Company has adopted a policy to hold an advisory vote to approve executive compensation every three years.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan (filed as Annex A to Custom Truck One Source, Inc.’s Definitive Proxy Statement on Schedule 14A filed June 10, 2021, File No. 001-38186, and incorporated herein by reference)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2021	Custom Truck One Source, Inc.

/s/ Bradley Meader
Bradley Meader Chief Financial Officer

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